Execution Version

Published Deal CUSIP #: 12611QAJ7
Published Revolving Facility CUSIP #: 12611QAK4

________________________________________________________________________

SECOND AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

Dated as of December 6, 2023

among

CNA FINANCIAL CORPORATION,
as Borrower

The LENDERS Party Hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

and

ASSOCIATED BANK, NATIONAL ASSOCIATION
BANK OF AMERICA, N.A.
BARCLAYS BANK PLC
CITIBANK, N.A.,
THE NORTHERN TRUST COMPANY, and
U.S. BANK NATIONAL ASSOCIATION
as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC and JPMORGAN CHASE BANK, N.A.
Joint Lead Arrangers and Joint Bookrunners

________________________________________________________________________

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TABLE OF CONTENTS

Section 2.10...... Voluntary Conversion and Continuation of Advances..     38

Section 3.02...... Conditions Precedent to Each Borrowing.................…     52

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SCHEDULES

Schedule I	- Lenders and Commitments
Schedule II	- Existing Liens

EXHIBITS

Exhibit A	- Form of Notice of Borrowing
Exhibit B	- Form of Assignment and Acceptance
Exhibit C	- [RESERVED]
Exhibit D	- Form of Compliance Certificate of Borrower
Exhibit E	- Form of Promissory Note
Exhibit F-1	- Form of U.S. Tax Compliance Certificate
Exhibit F-2	- Form of U.S. Tax Compliance Certificate
Exhibit F-3	- Form of U.S. Tax Compliance Certificate
Exhibit F-4	- Form of U.S. Tax Compliance Certificate

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THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of December 6, 2023 (this “Agreement”) is among CNA FINANCIAL CORPORATION, a corporation organized under the laws of Delaware (the “Borrower”); the LENDERS from time to time party hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of December 19, 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto and the Administrative Agent.

The Borrower has requested that the Lenders (as defined below) amend and restate the Existing Credit Agreement in its entirety in order to, among other things, extend the maturity of such credit facility. The Lenders are prepared to amend and restate the Existing Credit Agreement upon the terms and subject to the conditions set forth herein. This Agreement constitutes a continuation, and not a novation, of the Existing Credit Agreement as amended and restated hereby. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01    Certain Defined Terms As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (i) acquires any Person or all or substantially all of the assets of any Person, whether through the purchase of assets, merger or otherwise, (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority of Voting Stock of another Person or (iii) directly or indirectly acquires control of a more than 50% ownership interest in any partnership, joint venture or other entity, or of any general partnership (or equivalent) interest in any such entity.

“Additional Commitment Lender” has the meaning specified in Section 2.04(b)(iv).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than zero, then Adjusted Term SOFR shall be deemed to be zero for purposes of this Agreement.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent for the Lenders hereunder or any successor in such capacity.
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“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Advance” means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a SOFR Advance.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

“Aggregate Specified Indebtedness” means the aggregate Specified Indebtedness of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, subject to the provisos of the definition of Specified Indebtedness.

“Agreement” has the meaning given such term in the Preamble.

“Anniversary Date” has the meaning specified in Section 2.04(b)(i).

“Annual Statement” means the annual statutory financial statement of any Material Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation (or, with respect to any Lloyd’s syndicate in which any Material Insurance Subsidiary has a membership interest, an equivalent annual financial statement of such Lloyd’s syndicate), which statement shall be in the form required by such Material Insurance Subsidiary’s jurisdiction of incorporation (or Lloyd’s, as applicable) or, if no specific form is so required, in the form of financial statements recommended by the NAIC (or Lloyd’s, as applicable) to be used for filing annual statutory financial statements and shall contain the type of information recommended by the NAIC (or Lloyd’s, as applicable) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Anti-Corruption Laws” has the meaning specified in Section 4.01(n).

“Anti-Terrorism Laws” means all applicable laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to
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which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

“Applicable Rate” means, for any day, with respect to the Facility Fee, any SOFR Advance or any Base Rate Advance, the applicable rate per annum set forth below under the caption “Facility Fee”, “SOFR Spread”, or “Base Rate Spread”, as the case may be, based upon the Borrower’s Consolidated Capitalization Ratio in accordance with the following grid:

Pricing Levels	Consolidated Capitalization Ratio	Facility Fee	Applicable SOFR Loan Margin	All-In Drawn (SOFR Loans)	Applicable Base Rate Margin
I	≤ 0.15:1.0	0.125%	1.000%	1.125%	0.000%
II	≤ 0.25:1.0	0.150%	1.100%	1.250%	0.100%
III	≤ 0.30:1.0	0.175%	1.200%	1.375%	0.200%
IV	> 0.30:1.0	0.225%	1.400%	1.625%	0.400%

The Applicable Rate shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 5.01(a)(iii) for the most recently completed fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Rate shall be based on Pricing Level II until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Capitalization Ratio as of the last day of the most recently completed fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide a Compliance Certificate when due as required by Section 5.01(a)(iii) for the most recently completed fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Rate from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level IV until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Capitalization Ratio as of the last day of the most recently completed fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Advances then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.01(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Advance is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the
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application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (A) the Borrower shall promptly (and in any case within five (5) Business Days) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Rate for such Applicable Period shall be determined as if the Consolidated Capitalization Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (and in any case within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.06. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 2.07(b) and Section 6.01 nor any of their other rights under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other obligations hereunder.

“Approved Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., in each case in its capacity as a Joint Lead Arranger and Joint Bookrunner for the credit facility established hereby.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.08(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Balance Sheet Indebtedness” means Indebtedness of any Person that would appear on a balance sheet of such Person prepared in accordance with GAAP.

“Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1%. The Base Rate for any day that is not a Business Day shall be the Base Rate as in effect on the immediately preceding Business Day. If on any day any rate described in clause (a), (b) or (c) above is not available for any reason, then the Base Rate shall be determined based upon the other rate or rates. Notwithstanding the foregoing, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Advance” means an Advance which bears interest at rates based upon the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08(c)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than zero, such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or
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publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.08(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with Section 2.08(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
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“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the Preamble.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Capitalized Lease Obligations” of a Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means Loews shall cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind at least 51% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and shares representing the right to elect a majority of the Borrower’s Board of Directors; provided, however, that a Change in Control shall not be deemed to have occurred at any time (a) Loews owns more of the capital stock of the Borrower than any other Person (including Persons acting in concert with such Person), (b) Loews owns beneficially and of record, free and clear of all Liens, other encumbrances or voting agreements, restrictions or trusts of any kind at least 35% of the outstanding shares of capital stock of the Borrower on a fully diluted basis and (c) a majority of the members of the Borrower’s Board of Directors are officers or designees of Loews or the Borrower or any Significant Subsidiary.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision
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(or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall, in the case of both clause (i) and (ii) be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” has the meaning specified in Section 2.01(a).

“Commitment Termination Date” means December 6, 2028 or, in the case of any Lender whose Commitment is extended pursuant to Section 2.04(b), the date to which such Commitment is extended; provided in each case that if any such date is not a Business Day, the relevant Commitment Termination Date of such Lender shall be the immediately preceding Business Day. When the term “Commitment Termination Date” is used herein without reference to any particular Lender, such term shall, in such instance, be deemed to be a reference to the latest Commitment Termination Date of any of the Lenders then in effect hereunder.

“Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of Borrowing requests or prepayment, Conversion or Continuation notices, the applicability and length of lookback periods, the applicability of Section 8.04(d) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” refers to the consolidation of accounts of the Borrower and its Subsidiaries in accordance with GAAP (subject, when referring to unaudited
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financial statements, to the absence of footnotes and normal year-end adjustments).

“Consolidated Capitalization Ratio” means, as of any date of determination, the ratio of (a) Aggregate Specified Indebtedness to (b) the sum of (i) Aggregate Specified Indebtedness plus (ii) Consolidated Net Worth.

“Consolidated Net Worth” means, at any date of determination, the amount of Consolidated common and preferred shareholders’ equity of the Borrower and its Subsidiaries as at such date; provided, however, that accumulated other comprehensive income/loss will be excluded for purposes of calculating Consolidated Net Worth.

“Continuation”, “Continue” and “Continued” each refers to a continuation of SOFR Advances from one Interest Period to the next Interest Period pursuant to Section 2.10(b).

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.08 or Section 2.10(a).

“Covered Party” has the meaning assigned thereto in Section 8.17(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event that, with notice or lapse of time or both, would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.20(e), any Lender that has (a) failed to fund any portion of any Advance within two Business Days of the date such Advance was required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent
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to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund its prospective Advances (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute, (e) either itself or a direct or indirect parent company (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of any proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it or has a parent company that has become the subject of any proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it or (f) become the subject of a Bail-in Action; provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender or the exercise of control over such Lender or such controlling Person by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(e)) upon delivery of written notice of such determination to the Borrower and each Lender (or, if earlier, in the case of any Lender that gives notice pursuant to clause (a) or (b) above that any of the conditions to funding have not been or cannot be satisfied when, in fact, such conditions precedent have been or can be satisfied, on the date that such Lender failed to fund (in the case of clause (a)) or the date of the applicable notice or public statement (in the case of clause (b))).

“Designated Jurisdiction” means any country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement that so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Disqualified Institution” means (a) any Person designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the Effective Date, provided that the Borrower, by notice to the Administrative Agent and the Lenders after the Effective Date (including by posting such notice to the Platform) not less than five (5) Business Days prior to the effective date of such notice, shall be permitted to
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supplement from time to time in writing by name the list of Persons that are Disqualified Institutions to the extent that the Persons added by such supplements are competitors of the Borrower or any of its Subsidiaries, (b) those Persons primarily engaged in the insurance or mutual fund business, (c) those Persons primarily engaged in hedge fund business identified by the Borrower by written notice to the Administrative Agent from time to time after the Effective Date and (d) Affiliates of any Person referred to in clauses (a), (b) or (c) above that are clearly identifiable as being Affiliates of any such Person based on the name of such Affiliate and are not bona fide debt investment funds; provided however that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Dollar” and “$” mean lawful money of the United States.

“DQ Trade Date” has the meaning specified in Section 8.06(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the earliest date as of which the conditions precedent to effectiveness set forth in Section 3.01 shall have been satisfied or waived, which shall be the date of this Agreement.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means:

(a)    a Lender and any Affiliate of such Lender (excluding any such Affiliate primarily engaged in the insurance or mutual fund business);
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(b)    a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

(c)    a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

(d)    a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and

(e)    a finance company or other financial institution or fund (whether a corporation, partnership or other Person, but excluding any corporation, partnership or other Person primarily engaged in the insurance or mutual fund business) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $500,000,000.

For the avoidance of doubt, each Disqualified Institution is subject to Section 8.06(i).

Notwithstanding the foregoing, an Eligible Assignee shall not include (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) or (D) Disqualified Institutions.

“Environmental Law” means any federal, state or local governmental law, rule, regulation, order, writ, judgment, injunction or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act and the Federal Insecticide, Fungicide and Rodenticide Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning assigned thereto in Section 7.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 7.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 7.11(d).
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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Representations” means the representations and warranties set forth in clause (iii) of Section 4.01(e) and in Section 4.01(f).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g), Section 2.15(h), or Section 2.15(k) and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing Agreement” means the Amended and Restated Revolving Credit Agreement dated as of December 19, 2019 among the Borrower, various lenders and Wells Fargo, as administrative agent.

“Existing Commitment Termination Date” has the meaning specified in Section 2.04(b)(i).

“Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Advances.

“Facility Fee” has the meaning specified in Section 2.03(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or
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future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any federal government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government including any board of insurance, insurance department or insurance commissioner (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any such obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such
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Indebtedness or (d) as an account party in respect of any Letter of Credit or letter of guaranty issued to support such Indebtedness, provided, that the terms Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business and (ii) obligations incurred by any Insurance Subsidiary in the ordinary course of its financial guaranty or other business.

“Hazardous Materials” means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, and radon gas, (b) any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants” or “pollutants”, or words of similar meaning and regulatory effect, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

“Hostile Acquisition” means an Acquisition that has not been approved by the board of directors of the target company prior to the commencement of a tender offer, proxy contest or the like in respect thereof.

“Illegality Notice” has the meaning specified in Section 2.08(b).

“Increasing Lender” has the meaning specified in Section 2.05.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (excluding accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) Net Hedging Obligations, (g) Guarantees, (h) all obligations, contingent or otherwise, of such Person relative to the face amount of drawn Letters of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts, notes receivable or securities sold by such Person (but excluding the obligations of any Insurance Subsidiary in respect of the repurchase of securities pursuant to Repurchase Agreements or the lending of securities pursuant to securities lending arrangements, in each case, entered into in the ordinary course of business).

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) Other Taxes to the extent not otherwise described in the preceding clause (a).

“Insurance Regulatory Authority” means, for the Borrower or any Insurance Subsidiary, (a) the insurance department or similar administrative
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authority or agency located in the state or other jurisdiction in which the Borrower or such Insurance Subsidiary is domiciled; and (b) if the Borrower or such Insurance Subsidiary is a member of a syndicate at Lloyd’s, the Society and Corporation of Lloyd’s.

“Insurance Subsidiary” means a Subsidiary of the Borrower which is engaged primarily in any insurance or reinsurance business.

“Interest Period” means, with respect to any SOFR Advance, the period beginning on the date such SOFR Advance is made or Continued, or Converted from a Base Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be (subject to availability) one, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 P.M. on the third U.S. Government Securities Business Day prior to the first day of such Interest Period, select; provided that:

(i)    the Borrower may not select any Interest Period for any Lender that ends after the Commitment Termination Date in effect for such Lender;

(ii)    each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

(iii)    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(iv)    no tenor that has been removed from this definition pursuant to Section 2.08(c)(iv) shall be available for specification in any Notice of Borrowing, notice of Conversion or notice of Continuation.

“Invested Assets” means, as of the end of any calendar year, the sum of total investments, cash and cash equivalents, accrued investment income and receivables for securities sold, all calculated consistently with the calculation of such items in the audited Consolidated balance sheet of the Borrower and its Subsidiaries for such calendar year.

“IRS” means the United States Internal Revenue Service.

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“Lenders” means the lenders listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Sections 2.05 and 8.06.

“Letter of Credit” of a Person means a letter of credit or similar instrument (excluding surety bonds issued in the ordinary course of its business) which is issued upon the application of such Person.

“License” means any license, certificate of authority, permit or other authorization which is required to be obtained from the Governmental Authority in connection with the operation, ownership or transaction of insurance business.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having substantially the same effect as a lien, including the lien or retained security title of a conditional vendor.

“Loews” means Loews Corporation, a Delaware corporation.

“Majority Lenders” means, at any time, Lenders having Exposures and unused Commitments representing more than 50% of the sum of the total Exposures and unused Commitments at such time; provided that the Exposure and unused Commitment of any Defaulting Lender shall be disregarded in any determination of Majority Lenders.

“Margin Stock” means margin stock within the meaning of Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of this Agreement or (iii) the ability of the Borrower to pay and perform its obligations hereunder.

“Material Insurance Subsidiary” means any Insurance Subsidiary that qualifies as a Significant Subsidiary without giving effect to the proviso to the first sentence of the definition of “Significant Subsidiary”; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Significant Subsidiaries for or at the end of any period of four fiscal quarters exceeds 20% of the Borrower’s Consolidated revenues for such period or 20% of the Borrower’s Consolidated assets as of the end of such period, the Borrower shall (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as “Significant Subsidiaries” in writing to the Administrative Agent to eliminate such excess, and any Insurance Subsidiary so designated shall for all purposes of this Agreement constitute a Material Insurance Subsidiary. Any Insurance Subsidiary that is designated as a “Material Insurance Subsidiary” pursuant to the proviso to the foregoing sentence shall cease to be a Material Insurance Subsidiary (subject to re-designation at a subsequent date) if, within 10 days after delivery of the Borrower’s financial statements for any subsequent period pursuant to Section
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5.01(a), (i) the Borrower notifies the Administrative Agent that such Subsidiary shall no longer be a “Material Insurance Subsidiary” and (ii) after giving effect to such notice (and any concurrent designation of another Subsidiary as a “Significant Subsidiary”), there is no excess of the type described in such proviso. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the Consolidated balance sheet of the Borrower included in the applicable financial statements.

“Multiemployer Plan” means a “Multiemployer Plan” within the meaning of Section 3(37) of ERISA.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissions and similar Governmental Authorities of the various states of the United States of America toward the promotion of uniformity in the practices of such Governmental Authorities.

“Net Hedging Obligations” of a Person means the net termination obligations of such Person, calculated as of any date as if such agreements, devices or arrangements were terminated as of such date, under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, or fluctuations of prices of equity securities or equity security indexes, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or equity or equity index swaps or options, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 8.01 and (ii) has been approved by the Majority Lenders.

“Non-Extending Lender” has the meaning specified in Section 2.04(b)(ii).

“Note” has the meaning specified in Section 2.19(d).

“Notice Date” has the meaning specified in Section 2.04(b)(ii).

“Notice of Borrowing” has the meaning specified in Section 2.02(a)(ii).

“OECD” means the Organization for Economic Cooperation and Development.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Advance or this Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 8.06(e).

“Participant Register” has the meaning specified in Section 8.06(e).

“Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning assigned thereto in Section 7.11(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor.

“Permitted Securitization Transaction” means any Securitization Transaction, but only to the extent that the aggregate “capital”, facility limit or other principal equivalent amount of such Securitization Transactions which the Borrower and its Subsidiaries may enter into (measured in the case of revolving Securitization Transactions by the maximum capital, facility limit or other principal equivalent amount which may be outstanding at any time) shall not exceed at any time 10% of the Invested Assets of the Borrower and its Subsidiaries on a Consolidated basis as of the end of the preceding calendar year.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust,
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unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee pension benefit plan, as defined in Section 3(2) of ERISA, maintained, sponsored or contributed to by the Borrower or any of its Subsidiaries or, with respect to such a plan that is subject to Title IV of ERISA, by any member of the Controlled Group.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from the date such change is publicly announced as being effective.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC Credit Support” has the meaning specified in Section 8.17.

“Quarterly Statement” means the quarterly statutory financial statement of any Material Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation (or, with respect to any Lloyd’s syndicate in which any Material Insurance Subsidiary has a membership interest, an equivalent quarterly financial statement of such Lloyd’s syndicate), which statement shall be in the form required by such Material Insurance Subsidiary’s jurisdiction of incorporation (or Lloyd’s, as applicable) or, if no specific form is so required, in the form of financial statements recommended by the NAIC (or Lloyd’s, as applicable) to be used for filing quarterly statutory financial statements and shall contain the type of information recommended by the NAIC (or Lloyd’s, as applicable) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Receivables” means accounts receivable, premiums, reinsurance payments or other present or future rights to payment.

“Receivables Related Assets” shall mean in connection with any Securitization Transaction the collective reference to (a) any rights arising under the documentation governing or relating to such Receivables covered by such Securitization Transaction (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with such securitization or asset-backed financing and (d) any warranty, indemnity, dilution and other
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intercompany claim arising out of the documentation evidencing such securitization or asset-backed financing.

“Recipient” means the Administrative Agent or any Lender, as applicable.

“Register” has the meaning specified in Section 8.06(d).

“Regulation T, U or X” means Regulation T, U or X issued by the FRB.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Released Person” has the meaning specified in Section 8.04(b).

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning specified in Section 7.06(b).

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with Section 4043(a) of ERISA.

“Repurchase Agreements” means reverse repurchase arrangements with respect to securities and financial instruments.

“Resignation Effective Date” has the meaning specified in Section 7.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the Chief Executive Officer, the Treasurer, the Secretary, any Executive Vice President, any Senior Vice President, any Vice President or any Director of the Borrower.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council,
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the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any party to this Agreement.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, His Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over any party to this Agreement, (b) any Person organized or resident in a Designated Jurisdiction, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that is designated under any Sanctions program.

“SAP” means the accounting procedures and practices prescribed or permitted by the applicable Insurance Regulatory Authority as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of said Commission.

“Securitization Transaction” means any transaction in which the Borrower or any of its Subsidiaries sells or otherwise transfers an interest in Receivables and Receivables Related Assets to (i) a special purpose entity that borrows against such Receivables and Receivables Related Assets or (ii) sells such Receivables and Receivables Related Assets to one or more third party purchasers.

“Significant Insurance Subsidiary” means any Significant Subsidiary which is an Insurance Subsidiary.

“Significant Subsidiary” of a Person means any Subsidiary (i) the revenues of which for the most recent period of four fiscal quarters of the Borrower for which audited financial statements have been delivered pursuant to Section 5.01(a) were greater than 5% of the Borrower’s Consolidated revenues for such period or (ii) the assets of which as of the end of such period were greater than 5% of the Borrower’s Consolidated assets as of such date; provided that if at any time the aggregate amount of the revenues or assets of all Subsidiaries that are not Significant Subsidiaries for or at the end of any period of four fiscal quarters exceeds 10% of the Borrower’s Consolidated revenues for such period or 10% of the Borrower’s Consolidated assets as of the end of such period, the Borrower shall (or, in the event the Borrower has failed to do so within 10 days, the Administrative Agent may) designate sufficient Subsidiaries as “Significant Subsidiaries” in writing to the Administrative Agent to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute
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Significant Subsidiaries. Any Subsidiary that is designated as a “Significant Subsidiary” pursuant to the proviso to the foregoing sentence shall cease to be a Significant Subsidiary (subject to re-designation at a subsequent date) if, within 10 days after delivery of the Borrower’s financial statements for any subsequent period of four fiscal quarters pursuant to Section 5.01(a), (i) the Borrower notifies the Administrative Agent in writing that such Subsidiary shall no longer be a “Significant Subsidiary” and (ii) after giving effect to such notice (and any concurrent designation of another Subsidiary as a “Significant Subsidiary”), there is no excess of the type described in such proviso. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into Dollars at the rates used in preparing the Consolidated balance sheet of the Borrower included in the applicable financial statements.

“Single Employer Plan” means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means any Advance bearing interest at rates based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“Specified Indebtedness” of any Person means (a) Balance Sheet Indebtedness of such Person and (b) all Guarantees in respect of Balance Sheet Indebtedness of any other Person, excluding such Guarantees incurred by any Insurance Subsidiary in the ordinary course of its financial guaranty or other business; provided that there shall be included in any computation of Specified Indebtedness described in (b) the entire principal amount of the Guarantees; provided further that Specified Indebtedness shall not include (i) Indebtedness for money borrowed or (ii) Guarantees, in each case, incurred in connection with any Permitted Securitization Transaction.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time
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directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the Consolidated assets of the Borrower and its Subsidiaries as would be shown in the Consolidated statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

“Supported QFC” has the meaning specified in Section 8.17.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a)    for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to a Base Rate Advance on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such
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Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Event” means, with respect to a Single Employer Plan, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Single Employer Plan during a plan year in which the Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4069 of ERISA, (c) the termination of such Single Employer Plan, the filing of a notice of intent to terminate such Single Employer Plan or the treatment of an amendment of such Single Employer Plan as a termination under Section 4041 of ERISA or (d) the institution by the PBGC of proceedings to terminate such Single Employer Plan, in each case which could reasonably be expected to have a Material Adverse Effect.

“Terminating Lender” has the meaning specified in Section 2.02(e).

“Type” refers to whether an Advance is a Base Rate Advance or a SOFR Advance.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan
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exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using the PBGC actuarial assumptions utilized for purposes of determining the current liability for purposes of such valuation.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.02(a), 2.10 and 2.11(b), in each case, such day is also a Business Day.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 8.17.

“Voting Stock” means, for any Person at any time, the outstanding securities of such Person entitled to vote generally in an election of directors of such Person.

“Wells Fargo” means Wells Fargo Bank, National Association and any successor thereto.

“Wholly-Owned Subsidiary” of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than directors’ qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Wholly-Owned Subsidiary” shall mean a Wholly-Owned Subsidiary of the Borrower.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or
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instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Other Interpretive Provisions. In this Agreement, (a) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”; (b) the term “including” is not limiting and means “including without limitation”; and (c) unless otherwise expressly specified, (i) any reference to an agreement (including this Agreement) or organizational document shall be deemed to include all subsequent amendments and other modifications thereto; (ii) any reference to a statute or regulation shall be construed to include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation; (iii) any reference to a time of day shall mean such time in New York, New York; and (iv) Article, Section, Schedule and Exhibit references are to this Agreement.

Section 1.03    Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that if at any time any change in GAAP or SAP would affect the computation of any financial ratio or requirement set forth hereunder in any material respect, and either the Borrower or the Majority Lenders shall so request, then (i) the parties hereto shall negotiate in good faith to amend such ratio or requirement to preserve the original intent therein in light of such change in GAAP or SAP (subject to the approval of the Majority Lenders) and (ii) pending the effectiveness of any such amendment, such provision shall be interpreted on the basis of GAAP or SAP as in effect and applied immediately before such change shall have become effective. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of Accounting Standards Codification 825 – Financial Instruments and Accounting Standards Codification 470-20 - Debt with Conversion and Other Options on financial liabilities and any other applicable accounting rule to the contrary shall be disregarded.

Section 1.04    Divisions. For all purposes under this Agreement, in connection with any division or plan of division under any State’s laws: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.05    Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark
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Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.08(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01    The Advances.

(a)    Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name on Schedule I or, if such Lender has entered into an Assignment and Acceptance, set forth for such Lender in the Register, as such amount may be reduced pursuant to Section 2.04(a) or increased pursuant to Section 2.05 (such Lender’s “Commitment”).

(b)    Each Borrowing and each Conversion or Continuation thereof (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall consist of Advances of the same Type (and, if such Advances are SOFR Advances, having the same Interest Period) made, Continued or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.11(b) and reborrow under this Section 2.01.

Section 2.02    Making the Advances.

(a)    (i)    Each Borrowing shall be made on notice, given not later than 12:00 P.M. on the third U.S. Government Securities Business Day prior to the date of
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such Borrowing (in the case of a Borrowing consisting of SOFR Advances) or given not later than 12:00 P.M. on the Business Day of such Borrowing (in the case of a Borrowing consisting of Base Rate Advances), by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof.

(ii)    Each such notice of a Borrowing (a “Notice of Borrowing”) shall be in writing in substantially the form of Exhibit A, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of SOFR Advances, initial Interest Period for each such Advance.

(iii)    Each Lender shall, before 1:00 P.M. on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender’s ratable portion of such Borrowing.

(iv)    After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.02, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent’s aforesaid address.

(b)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of SOFR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense (excluding loss of profit) reasonably incurred by such Lender as a result of any failure to make such Borrowing (including as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Article III) and the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(c)    Unless the Administrative Agent shall have received notice from a Lender (x) in the case of a Borrowing consisting of Base Rate Advances, prior to 1:00 P.M. on the date of such Borrowing, or (y) in the case of a Borrowing consisting of SOFR Advances, prior to the date of such Borrowing, in each case that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand (but without duplication) such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate
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applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement (and such Advance shall be deemed to have been made by such Lender on the date on which such amount is so repaid to the Administrative Agent).

(d)    The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve the other Lenders of their obligations hereunder to make an Advance on the date of such Borrowing, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(e)    Notwithstanding anything in this Agreement to the contrary, no Lender whose Commitment Termination Date falls prior to the last day of any Interest Period for any SOFR Advance (a “Terminating Lender”) shall participate in such Borrowing. Without limiting the generality of the foregoing, no Terminating Lender shall (i) participate in a Borrowing of any SOFR Advance having an initial Interest Period ending after such Lender’s Commitment Termination Date, (ii) have any outstanding SOFR Advance Continued for a subsequent Interest Period if such subsequent Interest Period would end after such Lender’s Commitment Termination Date or (iii) have any outstanding Base Rate Advance Converted into a SOFR Advance if such SOFR Advance would have an initial Interest Period ending after such Lender’s Commitment Termination Date. If any Terminating Lender has outstanding a SOFR Advance that cannot be Continued for a subsequent Interest Period pursuant to clause (ii) above or has outstanding a Base Rate Advance that cannot be Converted into a SOFR Advance pursuant to clause (iii) above, such Lender’s ratable share of such SOFR Advance (in the case of said clause (ii)) shall be repaid by the Borrower on the last day of its then current Interest Period and such Lender’s ratable share of such Base Rate Advance (in the case of said clause (iii)) shall be repaid by the Borrower on the day on which the Advances of Lenders unaffected by said clause (iii) are so Converted.

Section 2.03    Certain Fees.

(a)    Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the “Facility Fee”), which shall accrue at the Applicable Rate on the average daily amount (whether used or unused) of such Lender’s Commitment from the Effective Date (in the case of each initial Lender) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender) until the Commitment Termination Date of such Lender; provided that if such Lender continues to have any Exposure after its Commitment terminates, then its respective Facility Fee shall continue to accrue on the daily amount of such Lender’s Exposure from the Commitment Termination Date of such Lender to the date on which such Lender ceases to have any Exposure. The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and, for each Lender, on the Commitment Termination Date of such Lender and thereafter on demand.

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(b)    Administrative Agent’s Fee. The Borrower agrees to pay to the Administrative Agent, for the Administrative Agent’s own account, an administrative agency fee at the times and in the amounts heretofore agreed between the Borrower and the Administrative Agent.

(c)    All Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Persons entitled thereto. Fees (other than prepaid fees) paid shall not be refundable under any circumstances.

Section 2.04    Reduction and Extensions of the Commitments.

(a)    Commitment Reductions.

(i)    The Commitment of each Lender shall be automatically reduced to zero on the Commitment Termination Date of such Lender.

(ii)    In addition, the Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that (x) the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; (y) each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; and (z) any such notice may be conditioned on the effectiveness of one or more other financing arrangements. Once reduced or terminated, the Commitments may not be reinstated.

(b)    Commitment Extensions.

(i)    The Borrower may, by written notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 60 days and not less than 45 days prior to any anniversary of the Effective Date (each such date, an “Anniversary Date”), request that each Lender extend such Lender’s Commitment Termination Date to the date falling one year after the Commitment Termination Date then in effect for such Lender hereunder (the “Existing Commitment Termination Date”). The Borrower may exercise the extension option set forth in this Section 2.04(b)(i) not more than two times.

(ii)    Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not more than 30 days immediately prior to such Anniversary Date but in any event no later than the date (the “Notice Date”) 20 days prior to such Anniversary Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Commitment Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the other Lenders) of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative
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Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender). The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(iii)    The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section 2.04(b) no later than the date 15 days prior to such Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

(iv)    The Borrower shall have the right on or before any Existing Commitment Termination Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), each of which Additional Commitment Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Existing Commitment Termination Date in effect for each Non-Extending Lender, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date); provided that prior to replacing any Non-Extending Lender with any Additional Commitment Lender, the Borrower shall have given each Lender which has agreed to extend its Commitment Termination Date an opportunity to increase its Commitment by all or a portion of the Non-Extending Lenders’ Commitments.

(v)    If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to an Anniversary Date, then, effective as of the such Anniversary Date, the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Commitment Termination Date in effect for such Extending Lenders and such Additional Commitment Lenders (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement.

(vi)    Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section 2.04(b) shall be effective with respect to any Lender only if:

(x)    no Default or Event of Default shall have occurred and be continuing on (i) the date of the notice requesting such extension, (ii) the applicable Anniversary Date or (iii) the Existing Commitment Termination Date and the representations and warranties set forth in Section 4.01 shall be true and correct in all material respects (or if
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qualified by materiality or Material Adverse Effect, in all respects) on and as of each of said dates as if made on and as of said dates, except that for purposes of this Section 2.04(b)(vi), the representations and warranties contained in Sections 4.01(e)(i) and (ii) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a)(i) and (v); and

(y)    the Borrower shall have paid in full all amounts owing to each Non-Extending Lender hereunder on or before the Commitment Termination Date in effect for each such Non-Extending Lender.

Section 2.05    Increase of Commitments. The Borrower may from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) executed by the Borrower and one or more Lenders or other Persons qualifying as Eligible Assignees that are willing to extend Commitments or, in the case of any such Lender, to increase its Commitment (any such financial institution referred to in this Section being called an “Increasing Lender”), cause the total Commitments to be increased by such new or incremental Commitments of the Increasing Lenders, in an amount for each Increasing Lender as set forth in such notice; provided that (i) the aggregate principal amount of any increase in the total Commitments made pursuant to this Section shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof and the aggregate principal amount of all such increases during the term of this Agreement shall not exceed $100,000,000, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the prior written approval of the Borrower and the Administrative Agent (which approvals shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form approved by the Administrative Agent. New Commitments and increases in Commitments created pursuant to this Section shall become effective in the case of an Increasing Lender already a Lender under this Agreement, on the date specified in the applicable notice delivered pursuant to this Section. Upon the effectiveness of any accession agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder. Upon the effectiveness of any increase in the Commitments pursuant to this Section, Schedule I shall be deemed to have been amended to reflect the new or increased Commitments of the Increasing Lenders. Notwithstanding the foregoing, no increase in the aggregate Commitments (or in the Commitment of any Lender) shall become effective under this Section unless (i) the Administrative Agent has received a document certifying that the resolutions included in the certificate delivered pursuant to Section 3.01(b) remain in full force and effect and have not been revoked and (ii) on the date of such increase, the conditions set forth in paragraphs (a) and (b) of Section 3.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase and without giving effect to the parenthetical in Section 3.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer. Following any extension of a new Commitment or increase of a Lender’s Commitment pursuant to this paragraph, any Advances outstanding prior to the
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effectiveness of such increase or extension shall continue outstanding until the ends of the respective Interests Periods applicable thereto, and shall then be repaid and, if the Borrower shall so elect, refinanced with new Advances made ratably in accordance with the Commitments in effect following such extension or increase.

Section 2.06    Repayment. The Borrower shall repay the then unpaid principal amount of each Advance made by each Lender, and each Advance made by such Lender shall mature, on the Commitment Termination Date of such Lender.

Section 2.07    Interest.

(a)    Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender, from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)    Base Rate Advances. While such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Rate for Base Rate Advances as in effect from time to time, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Commitment Termination Date of the Lenders that have made such Advance.

(ii)    SOFR Advances. While such Advance is a SOFR Advance, a rate per annum for each Interest Period for such Advance equal to the sum of Adjusted Term SOFR for such Interest Period plus the Applicable Rate for SOFR Advances as in effect from time to time, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs at three-month intervals after the first day of such Interest Period, and on each date on which such SOFR Advance shall be Continued, Converted or paid in full.

(b)    Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Advance or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Advance, 2% per annum plus the rate otherwise applicable to such Advance as provided in the preceding paragraphs of this Section 2.07 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Base Rate Advances as provided in paragraph (a)(i) of this Section.

(c)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make, in consultation with the Borrower, Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
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Section 2.08    Changed Circumstances.

(a)    Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Advance or a Conversion to or Continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Advance on or prior to the first day of such Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such SOFR Advances during such Interest Period and, in the case of clause (ii), the Majority Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to Convert any Advance to or Continue any Advance as a SOFR Advance, shall be suspended (to the extent of the affected SOFR Advances or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, Conversion to or continuation of SOFR Advances (to the extent of the affected SOFR Advances or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or Conversion to Base Rate Advances in the amount specified therein and (B) any outstanding affected SOFR Advances will be deemed to have been Converted into Base Rate Advances at the end of the applicable Interest Period. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 8.04(d).

(b)    Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Applicable Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Advance, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to Convert any Advance to a SOFR Advance or Continue any Advance as a SOFR Advance, shall be suspended
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and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all SOFR Advances to Base Rate Advances (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted, together with any additional amounts required pursuant to Section 8.04(d).

(c)    Benchmark Replacement Setting.

(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.08(c)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes, in consultation with the Borrower, from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.08(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding
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absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.08(c).

(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a Borrowing of, Conversion to or Continuation of SOFR Advances to be made, Converted or Continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have Converted any such request into a request for a Borrowing of or Conversion to Base Rate Advances and (B) any outstanding affected SOFR Advances will be deemed to have been Converted to Base Rate Advances at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.09    [Reserved].

Section 2.10    Voluntary Conversion and Continuation of Advances.

(a)    Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 P.M. on the third U.S. Government Securities Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.13, Convert all or any portion of the outstanding Advances of one Type comprising part of the same Borrowing into Advances of the other Type; provided that (i) any Conversion of Base Rate Advances into SOFR
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Advances shall be in an amount not less than the minimum amount specified in Section 2.01(b) and (ii) in the case of any such Conversion of a SOFR Advance into a Base Rate Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(d). Each such notice of a Conversion shall, within the restrictions specified above, specify (x) the date of such Conversion, (y) the Advances to be Converted, and (z) if such Conversion is into SOFR Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b)    Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 12:00 P.M. on the third U.S. Government Securities Business Day prior to the date of the proposed Continuation and subject to the provisions of Sections 2.08 and 2.13, Continue all or any portion of the outstanding SOFR Advances comprising part of the same Borrowing for one or more Interest Periods; provided that (i) SOFR Advances so Continued and having the same Interest Period shall be in an amount not less than the minimum amount specified in Section 2.01(b) and (ii) in the case of any such Continuation on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(d). Each such notice of a Continuation shall, within the restrictions specified above, specify (x) the date of such Continuation, (y) the SOFR Advances to be Continued and (y) the duration of the initial Interest Period (or Interest Periods) for the SOFR Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.

Section 2.11    Prepayments of Advances.

(a)    The Borrower shall have no right to prepay any principal amount of any Advances other than as provided in subsection (b) below.

(b)    The Borrower may, on notice given to the Administrative Agent by telephone (confirmed by facsimile) or by facsimile not later than 12:00 P.M. on the third U.S. Government Securities Business Day prior to the date of the proposed prepayment of Advances (in the case of SOFR Advances) or given not later than 12:00 P.M. on the Business Day of the proposed prepayment of Advances (in the case of Base Rate Advances), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof; (y) in the case of any such prepayment of a SOFR Advance on a day other than the last day of an Interest Period therefor, the Borrower shall reimburse the Lenders in respect thereof pursuant to Section 8.04(d); and

(c)    any such notice may be conditioned on the effectiveness of one or more other financing arrangements.

Section 2.12    Increased Costs.
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(a)    If any Change in Law shall (i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time))), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, Converting to, Continuing or maintaining any Advance or of maintaining its obligation to make any such Advance, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender determines that any Change in Law affecting such Lender or any Applicable Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to
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such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.13    Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower through the Administrative Agent that any Change in Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, Convert or Continue SOFR Advances or to fund or otherwise maintain SOFR Advances hereunder, (i) the obligation of such Lender to make or Continue, or to Convert Advances into, SOFR Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) each SOFR Advance of such Lender shall Convert into a Base Rate Advance at the end of the then current Interest Period for such SOFR Advance.

Section 2.14    Payments and Computations.

(a)    The Borrower shall make each payment hereunder without set-off or counterclaim not later than 12:00 P.M. on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or Facility Fee ratably (other than amounts payable pursuant to Section 2.02(b), 2.12, 2.15 or Section 8.04(d)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)    All computations of interest based on Wells Fargo’s Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. All other computations of interest and fees shall be made on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)    Whenever any payment hereunder would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would
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cause payment of interest on or principal of SOFR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Overnight Rate.

Section 2.15    Taxes.

(a)    Defined Terms. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by and to the Borrower. The Borrower hereby indemnifies each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Promptly upon having knowledge that any such Indemnified
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Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Lender, the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower hereby indemnifies the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by Section 2.15(e). Each Lender shall indemnify the Borrower, and shall make payment in respect thereof, within ten days after demand therefor, for any amount that the Borrower is required to pay to the Administrative Agent pursuant to the immediately preceding sentence.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.06(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.15, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding
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anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(C) and Section 2.15(h) below) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under this Agreement, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a
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“U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; and

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(h)    Documentation Required by FATCA. If a payment made to a Lender hereunder would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(i)    Treatment of Certain Refunds. Unless required by applicable law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of any Recipient, or have any obligation to pay to any Recipient, any refund of Taxes withheld or deducted from funds paid for the account of such Recipient, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it
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has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this clause (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (i), in no event will a Recipient be required to pay any amount to an indemnifying party pursuant to this clause (i) the payment of which would place such Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (i) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Advances and other obligations hereunder
.
(k)    Updates. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.15 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Section 2.16    Set-Off; Sharing of Payments, Etc.

(a)    Without limiting any of the obligations of the Borrower or the rights of the Lenders hereunder, if the Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any Note, each Lender may, without prior notice to the Borrower (which notice is expressly waived by it to the fullest extent permitted by applicable law), set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and other obligations and liabilities at any time held or owing by such Lender or any branch or agency thereof to or for the credit or account of the Borrower, provided that in the event any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender shall
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promptly provide notice of such set-off to the Borrower and the Administrative Agent, provided that failure by such Lender to provide such notice shall not give the Borrower any cause of action or right to damages or affect the validity of such set-off and application.

(b)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(b), 2.12, 2.15 or Section 8.04(d)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall (i) notify the Administrative Agent of such fact, and (ii) forthwith purchase (for cash at face value) from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided however that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The provisions of this Section 2.16 shall not be construed to apply to (y) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution) or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.16 shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.17    Right to Replace a Lender. If (a) the Borrower is required to make any additional payment pursuant to Section 2.12 or Section 2.15 to any Lender, (b) any Lender’s obligation to make or Continue, or to Convert Advances into, SOFR Advances shall be suspended pursuant to Section 2.13, (c) any Lender is a Non-Consenting Lender or (d) any Lender is a Defaulting Lender (any Lender described in clauses (a) through (d), an “Affected Person”), the Borrower may elect to replace such Affected Person as a party to this Agreement; provided that, concurrently with such replacement, (i) another financial institution that is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances of the Affected Person pursuant to an Assignment and Acceptance, to become a Lender for all purposes under this Agreement (if it is not already a Lender) and to assume all obligations (including all outstanding Advances) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 8.06 applicable to assignments, (ii) the Administrative Agent shall receive the processing and recordation fee specified in Section 8.06 and (iii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other
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amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including payments due such Affected Person under Section 2.12 and Section 2.15. No replacement of a Lender shall be deemed to be a waiver of any right that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender hereunder or in connection herewith. Notwithstanding the foregoing, (i) in the case of any replacement of an Affected Person under this Section 2.17 resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such Affected Person may only be replaced hereunder if such replacement will result in a reduction in such compensation or payments made thereafter and (ii) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Section 2.18    Designation of a Different Applicable Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.19    Evidence of Indebtedness.

(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)    The entries made in the accounts maintained pursuant to clause (a) or (b) of this Section 2.19 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

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(d)    Any Lender may request that Advances made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note in the form of Exhibit E, which shall evidence such Lender’s Advances in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Advances and payments with respect thereto.

Section 2.20    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then to the extent permitted by applicable law, the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and in the second paragraph of Section 8.01.

(b)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Borrowing in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s future funding obligations with respect to Borrowings under this Agreement; fourth, to the payment of any amount owing to any other Lender as a result of any judgment of a court of competent jurisdiction obtained by such other Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amount owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) the Advances comprising such Borrowing were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Commitments (after which the balance, if any, of such payment shall be applied in accordance with the waterfall set forth above). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(c)    Certain Fees. Such Defaulting Lender shall not be entitled to receive any Facility Fee for any period during which such Lender is a Defaulting Lender except to the extent allocable to the sum of (1) the outstanding principal amount of the Advances funded by it and (2) the amount of its unused Commitment for which it has provided cash collateral pursuant to the immediately following subsection (d).

(d)    Cash Collateral. Upon request of the Borrower (with the consent of the Administrative Agent, which shall not be unreasonably withheld), such Defaulting Lender shall deposit, and maintain with the Administrative Agent so long as it is a Defaulting Lender, cash in an amount equal to its unused Commitment to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s funding obligations with respect to Borrowings under this Agreement (it being understood that the Administrative Agent shall promptly return such cash to such Lender (i) to the extent the amount on deposit exceeds such Defaulting Lender’s unused Commitment and (ii) if such Lender ceases to be a Defaulting Lender). Such Defaulting Lender hereby grants to the Administrative Agent, for the benefit of the Borrower and the Administrative Agent, and agrees to maintain, a first priority security interest in all cash collateral held by the Administrative Agent pursuant to this clause (d).

(e)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause all Borrowings to be held pro rata by the Lenders in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that (i) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender; and (ii) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01    Conditions Precedent to Effectiveness. This Agreement shall become effective on the date on which the Administrative Agent shall have received the following, each (where applicable and unless otherwise specified below) dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent:

(a)    Evidence (which may include facsimile or other electronic transmission of a signed signature page hereof) that each party hereto has signed a counterpart of this Agreement.

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(b)    Certified copies of (x) the charter and by-laws of the Borrower, (y) resolutions of the Executive Committee of the Board of Directors of the Borrower authorizing and approving this Agreement and the transactions contemplated hereby, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

(c)    A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.

(d)    A certificate from the Secretary of State of the State of Delaware dated a date reasonably close to the Effective Date as to the good standing of and charter documents filed by the Borrower.

(e)    An opinion of Mayer Brown LLP, counsel to Borrower, addressed to the Administrative Agent and the Lenders with respect to Borrower, the Credit Documents, and such other matters as the Administrative Agent shall reasonably request.

(f)    A certificate of two Responsible Officers certifying that (i) no Default or Event of Default as of the date thereof has occurred and is continuing, and (ii) each of the representations and warranties contained in Section 4.01 is true and correct on and as of the date thereof as if made on and as of such date.

(g)    Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request.

(h)    All accrued and unpaid interest and fees outstanding as of the Effective Date under the Existing Credit Agreement shall have been paid in full.

(i)    All fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced no fewer than two Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(j)    All documentation and other information reasonably requested at least five Business Days prior to the Effective Date by the Administrative Agent or any Lender through the Administrative Agent that is required to satisfy applicable “know your customer” and Anti-Terrorism Laws and other applicable anti-money laundering rules and regulations, including the Patriot Act, has been received at least three Business Days prior to the Effective Date.

(k)    At least five days prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to the Borrower.

Without limiting the generality of the provisions of Section 7.03(c), for purposes of determining compliance with the conditions specified in this Section 3.01, each Lender
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that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 3.02    Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(a)    each of the representations and warranties contained in Section 4.01 (not including, in the case of any Borrowing, the Excluded Representations) is true and correct in all material respects (or if qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except that for purposes of this Section 3.02, the representations and warranties contained in Sections 4.01(e)(i) and (ii) shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a)(i) and (v); and

(b)    No Event of Default or Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01    Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)    The Borrower and each of its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. None of the Borrower or any of its Subsidiaries is an Affected Financial Institution or Covered Party.

(b)    The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower’s charter, by-laws or other organizational documents, (ii) contravene any contractual restriction binding on the Borrower or (iii) violate any law, rule or regulation (including the Securities Act of 1933,
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the Exchange Act and Regulations U and X), or order, writ, judgment, injunction, decree, determination or award. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contractual restriction binding upon it, except for such violation or breach which would not have a Material Adverse Effect.

(c)    No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required (other than those which have been obtained) for the due execution, delivery and performance by the Borrower of this Agreement.

(d)    This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(e)    (i) The Borrower has heretofore furnished to each of the Lenders its (A) audited Consolidated balance sheet and statements of earnings, equity and cash flows as at and for the fiscal year ended December 31, 2022, and (B) unaudited Consolidated balance sheet and statements of earnings, equity and cash flows as at and for the fiscal quarter ended September 30, 2023, and such financial statements fairly present, in all material respects, the Consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the date thereof and for such fiscal period, all in accordance with GAAP as in effect on such respective date; (ii) the Borrower has heretofore furnished to each of the Lenders the Annual Statement of each Material Insurance Subsidiary for the fiscal year ended December 31, 2022, as filed, in each case, with the applicable Insurance Regulatory Authority, and such Annual Statements present fairly, in all material respects, the financial condition of each such Insurance Subsidiary, respectively, as at the date thereof and the results of such Insurance Subsidiary’s operations for the fiscal year ended December 31, 2022, in each case in accordance with SAP; and (iii) since December 31, 2022, except as previously disclosed in filings with the Securities and Exchange Commission by the Borrower prior to the date hereof (but excluding any risk factors, forward-looking disclosure and any other disclosures that are cautionary, predictive or forward-looking in nature) there has been no material adverse change or event or circumstance that would reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole.

(f)    Other than as disclosed in filings of the Borrower with the Securities and Exchange Commission, there is no action pending or threatened in writing or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.

(g)    The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. The Borrower is, and after applying the proceeds of each Advance, will be in compliance with its obligations under Section 5.01(b). If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and
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each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U. No portion of any Advance under this Agreement shall be used by the Borrower in violation of Regulation T, U or X or any other Regulation of the FRB, as in effect on the date of such Advance and the use of the proceeds thereof.

(h)    The Borrower is not an “investment company”, or a Person “controlled by” an “investment company”, as such terms are defined in the Investment Company Act of 1940.

(i)    All information that has been made available by the Borrower or any of its representatives to the Administrative Agent or any Lender in connection with the negotiation of this Agreement was, on or as of the dates on which such information was made available, complete and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made. All financial projections that have been prepared by the Borrower and made available to the Administrative Agent or any Lender in connection with the negotiation of this Agreement have been prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material). There is no fact known to the Borrower (other than matters of a general economic nature) that has had, or could reasonably be expected to have, a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement. As of the Effective Date, all of the information included in the Beneficial Ownership Certification delivered pursuant to Section 3.01(j) (if any) is true and correct.

(j)    Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, except where noncompliance would not have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has, with respect to any Single Employer Plan, failed to make any material contribution or pay any material amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Single Employer Plan. The Borrower has not engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which may reasonably be expected to have a Material Adverse Effect. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group. No Termination Event has occurred or is reasonably expected to occur with respect to any Single Employer Plan. As of the Effective Date the Borrower is not nor will be using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans with respect to Borrower’s entrance into, participation in, administration of and performance of this Agreement.
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(k)    The Borrower and each of its Subsidiaries is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower (including all Environmental Laws), its Subsidiaries and all of their respective properties, except to the extent failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all federal, state, local and foreign income, excise, property and other tax returns which are required to be filed by them and all taxes shown due and owing by such returns have been paid except (i) where the failure to make such filings or payments would not reasonably be expected to result in a Material Adverse Effect or (ii) those payments which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

(l)    There is no indenture, agreement or other contractual arrangement to which the Borrower or any Significant Subsidiary is a party that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposing any condition upon, the declaration or payment of dividends or other distributions on any class of stock of any Subsidiary of the Borrower, other than such prohibitions, restraints and conditions which are disclosed in filings of the Borrower with the Securities and Exchange Commission.

(m)    Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that (i) is a Sanctioned Person, (ii) to the Borrower’s knowledge is under administrative, civil or criminal investigation for an alleged violation of, or received notice of a violation of, Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Terrorism Laws, or (iii) is located, organized or resident in a Designated Jurisdiction. The Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees, agents, affiliates and representatives, are in compliance with all applicable Sanctions in all material respects.

(n)    The Borrower and its Subsidiaries have conducted, in all material respects, their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions applicable to the Borrower and its Subsidiaries (“Anti-Corruption Laws”), Anti-Terrorism Laws and applicable Sanctions and have instituted and maintained policies and procedures reasonably designed to promote compliance with such laws.

ARTICLE V

COVENANTS OF THE BORROWER

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Section 5.01    Covenants. During the term of this Agreement, unless the Majority Lenders shall otherwise consent in writing:

(a)    Financial Reporting. The Borrower will furnish to the Lenders:

(i)    As soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower (or, if earlier, the date on which the Borrower is required to file financial statements for such fiscal year with the SEC), an audit report which is not qualified as to going concern or access or in any other material respect and which is certified by Deloitte & Touche LLP or other independent certified public accountants reasonably acceptable to the Majority Lenders, prepared on a Consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related income and cash flow statements.

(ii)    As soon as practicable and in any event within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter of any fiscal year) of the Borrower (or, if earlier, the date on which the Borrower is required to file financial statements for such fiscal quarter with the SEC), for itself and its Subsidiaries, a Consolidated unaudited balance sheet as at the close of each such period and Consolidated unaudited income and cash flow statements for the period from the beginning of such fiscal year to the end of such quarter, all certified by a senior financial or accounting officer of the Borrower.

(iii)    Together with the financial statements required by clauses (i) and (ii), a Compliance Certificate showing the calculations necessary to determine compliance with the financial covenants contained in this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.

(iv)    Upon the earlier of (i) 10 days after the regulatory filing date or (ii) 75 days after the close of each of the first three fiscal quarters of each fiscal year of each Material Insurance Subsidiary, copies of the Quarterly Statement of such Material Insurance Subsidiary, certified by such officers as shall be required by SAP of such Material Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein.

(v)    Upon the earlier of (i) fifteen days after the regulatory filing date or (ii) 90 days after the close of each fiscal year of each Material Insurance Subsidiary, copies of the Annual Statement of such Material Insurance Subsidiary for such fiscal year, as certified by such officers as shall be required by SAP for such Material Insurance Subsidiary and prepared on the NAIC annual statement blanks (or such other form as shall be required by the jurisdiction of incorporation of each such Insurance Subsidiary), all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

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(vi)    As soon as available and only to the extent such an audited statement is required to be prepared by any Governmental Authority, a copy of the audited annual statement of any consolidated or combined Material Insurance Subsidiary/ies (with the other Insurance Subsidiaries in the same insurance pool, if applicable) for the preceding year, as certified by such officers as shall be required by SAP for such entities and prepared on the form as shall be required by the jurisdictions in which they are filed, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and to be certified by Deloitte & Touche LLP or other independent certified public accountants reasonably acceptable to the Majority Lenders.

(vii)    Within 150 days after the close of each of its fiscal years, annual statutory statements for the Borrower’s Insurance Subsidiaries on a stand-alone, consolidated or combined basis, as the case may be, certified by such officers as shall be required by SAP, such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein.

(viii)    As soon as possible and in any event within 20 days after the Borrower knows that any Termination Event has occurred with respect to any Single Employer Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

(ix)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Material Insurance Subsidiaries files with the Securities and Exchange Commission or any securities exchange.

(x)    Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

(b)    Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital and general corporate purposes; provided that the Borrower will not use any of the proceeds of any Advance for the purpose of financing a Hostile Acquisition; provided further that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

(c)    Certain Notices. The Borrower will give prompt notice in writing to the Administrative Agent and the Lenders of (i) the occurrence of any Default or Event of Default, (ii) any other development, financial or otherwise, relating specifically to the Borrower which could reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Significant Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations, other than such expiration, revocation or suspension which, individually or in
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the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iv) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Significant Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (v) any judicial or administrative order limiting or controlling the insurance business of any Significant Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to have a Material Adverse Effect.

(d)    Conduct of Business. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary (if applicable) to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where such failure to remain in good standing or to maintain such authority could not reasonably be expected to have a Material Adverse Effect. The Borrower will cause each Significant Insurance Subsidiary to (a) carry on or otherwise be associated with the business of a licensed insurance carrier and (b) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Significant Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, however, that any such Significant Insurance Subsidiary may withdraw from one or more states as an admitted insurer, change the state of its domicile or fail to keep in effect any License if such withdrawal, change or failure is in the best interests of the Borrower and such Significant Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect.

(e)    Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

(f)    Insurance. The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as the Borrower or such Significant Subsidiary, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

(g)    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including ERISA and applicable Environmental Laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(h)    Maintenance of Properties. The Borrower will, and will cause each Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep
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its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to so maintain, preserve, protect and repair could not reasonably be expected to have a Material Adverse Effect.

(i)    Inspection. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, to the extent required by GAAP and where applicable, SAP. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders (coordinated through the Administrative Agent), by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lenders may designate; provided that unless an Event of Default exists, the Administrative Agent and the Lenders (coordinated through the Administrative Agent) may only request one such inspection per year.

(j)    Merger. The Borrower will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that (i) a Significant Subsidiary may merge into the Borrower or a Wholly Owned Subsidiary, and (ii) the Borrower or any Significant Subsidiary may merge or consolidate with any other Person provided that the Borrower or such Significant Subsidiary shall be the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Event of Default shall exist and (iii) so long as no Default or Event of Default exists before or immediately after giving effect thereto, any Significant Subsidiary may engage in a division process in accordance with applicable insurance laws.

(k)    Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of a Substantial Portion of Property of the Borrower and its Subsidiaries on a Consolidated basis to any other Person(s) in any twelve month period; provided, however, that (i) Subsidiaries shall be permitted to sell assets for fair market value in arm’s-length transactions (as determined, in transactions out of the ordinary course of business, by the Board of Directors of the selling Subsidiary acting in good faith) and (ii) so long as no Default or Event of Default exists before or immediately after giving effect thereto, any of the Borrower’s Subsidiaries may engage in a division process in accordance with applicable insurance laws.

(l)    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in or on the Property of the Borrower or any of its Subsidiaries, except:

(i)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be
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paid without penalty, or are not material and are paid promptly upon receipt of notice of nonpayment, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(ii)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, including statutory deposits under applicable insurance laws;

(iv)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

(v)    Liens existing on the Effective Date and, in the case of Liens upon Property of the Borrower, described in Schedule II;

(vi)    Liens upon the Property of Insurance Subsidiaries incurred in the ordinary course of their business;

(vii)    Liens on Receivables and Receivables Related Assets in connection with Permitted Securitization Transactions; and

(viii)    Other Liens securing obligations not exceeding at any time $500,000,000 in aggregate principal amount.

(m)    Consolidated Capitalization Ratio. The Borrower will maintain at all times a Consolidated Capitalization Ratio of not greater than 0.35 to 1.0.

(n)    Minimum Consolidated Net Worth. The Borrower will at all times cause Consolidated Net Worth to be not less than $8,650,000,000.

(o)    Sanctions Laws; Anti-Corruption Law; Beneficial Ownership Regulation.

(i)    The Borrower will maintain in effect, policies and procedures reasonably designed to promote and achieve compliance (as determined by the Borrower in good faith) by the Borrower and each Subsidiary and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Terrorism Laws, and Sanctions laws.
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(ii)    The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in this transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

(iii)    The Borrower will not, directly or, to its knowledge, indirectly, use the proceeds of any Advance for any purpose which would breach any Anti-Corruption Law.

(iv)    The Borrower will (A) notify the Administrative Agent and each Lender that previously received any Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (B) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)    The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance, any Facility Fee or any other amount payable hereunder when due and such failure remains unremedied for five Business Days; or

(b)    Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

(c)    (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(b), (c)(i), (j), (k), (l), (m), (n), (o)(ii) or (o)(iii) or the first sentence of Section 5.01(d) (solely with respect to the existence of the Borrower); or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed, and such failure remains unremedied for 30 days after notice thereof shall have been given to
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the Borrower by the Administrative Agent or the Administrative Agent on behalf of any Lender; or

(d)    The Borrower or any of its Subsidiaries shall fail to pay any principal of any other Indebtedness of the Borrower which is outstanding in an aggregate principal amount of at least $100,000,000, or its equivalent in other currencies (in this clause (d) called “Material Indebtedness”) when the same becomes due and payable (whether at scheduled maturity, by required prepayment, repurchase, redemption, defeasance, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of any Material Indebtedness, or to require the same to be prepaid, repurchased, redeemed or defeased (other than by a regularly required payment); or

(e)    The Borrower or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any of its Significant Subsidiaries, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any of its Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)    In connection with the actual or alleged insolvency of any Significant Insurance Subsidiary, any Insurance Regulatory Authority shall appoint a rehabilitator, receiver, custodian, trustee, conservator or liquidator or the like (collectively, a “conservator”) for such Significant Insurance Subsidiary, or cause possession of all or any substantial portion of the property of such Significant Insurance Subsidiary to be taken by any conservator (or any Insurance Regulatory Authority shall commence any action to effect any of the foregoing); or

(g)    A Change in Control shall occur; or

(h)    The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money, either singly or in the aggregate, in excess of $100,000,000, during which such judgment(s) are not stayed on appeal or otherwise being appropriately contested in good faith; or

(i)    The Borrower shall terminate, or the PBGC shall institute proceedings under Title IV or ERISA to terminate, or to impose liability (other than for premiums
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under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Single Employer Plan having Unfunded Liabilities in excess of $100,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an Event of Default with respect to the Borrower of the kind referred to in clause (e) above or with respect to any Material Insurance Subsidiary of the kind referred to in clause (f) above, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE ADMINISTRATIVE AGENT

Section 7.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Administrative Agent, the Arrangers, the Lenders and their respective Related Parties, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 7.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent
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hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Section 7.03    Exculpatory Provisions.

(a)    The Administrative Agent, the Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers and their respective Related Parties:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to this Agreement or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent, the Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent in writing by the Borrower or a Lender.

(c)    The Administrative Agent, the Arrangers and their respective Related Parties shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii)
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the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)    Other than as set forth in Section 8.06(i)(iv), the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Advances, or disclosure of confidential information, to any Disqualified Institution.

Section 7.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advances. The Administrative Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective officers, directors, employees, agents, and representatives. The exculpatory provisions of this Article shall apply to any such sub-agent and to the officers, directors, employees, agents, and representatives of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility established hereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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Section 7.06    Successor Administrative Agent.

(a)    The Administrative Agent may resign at any time by giving 30 days written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent that, unless an Event of Default shall have occurred and then be continuing, is reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having total assets of at least $1,000,000,000; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Majority Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and appoint a successor; provided that such appointment shall be subject to the approval of the Borrower (which shall not be unreasonably withheld and shall not be required if an Event of Default exists). If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders and, so long as no Event of Default exists, the Borrower) (the “Removal Effective Date”), then (i) such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and (ii) the Borrower may, on behalf of the Lenders (and subject to the approval of the Majority Lenders, which shall not be unreasonably withheld), appoint a successor Administrative Agent, which shall meet the qualifications set forth in the last sentence of Section 7.06(a). If at any time there is no Administrative Agent, then all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as a successor Administrative Agent has been appointed and accepted such appointment.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other documents delivered hereunder (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders hereunder, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided for above. Upon the
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acceptance by a successor of its appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations (in its capacity as Administrative Agent) under this Agreement or any document delivered in connection herewith. The fees payable by the Borrower to a successor Administrative Agent shall be the same as (but not in duplication of) those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any retiring or removed Administrative Agent’s resignation or removal hereunder, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective related Indemnified Parties and Released Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 7.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective Related Parties, has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent or its Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Arrangers or any of their respective Related Parties to any Lender as to any matter, including whether the Administrative Agent, the Arrangers or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) this Agreement sets forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable laws relating to the Transactions and the transactions contemplated by this Agreement and (e) it has made its own independent decision to enter into this Agreement to which it is a party and to extend credit hereunder and thereunder. Each Lender also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or
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not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim in contravention of this Section 7.07.

Section 7.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, syndication or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 7.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03 and 8.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.03 and 8.04.

Section 7.10    Certain ERISA Matters
.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

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(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).

Section 7.11    Erroneous Payments.

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(a)    Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.11(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any
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Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Advances (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 8.06 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under this Agreement, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.11 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)    Each party’s obligations under this Section 7.11 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under this Agreement.

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(g)    Nothing in this Section 7.11 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE VIII

MISCELLANEOUS

Section 8.01    Amendments, Etc. Except as set forth in Section 2.08(c)(i), no amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly adversely affected thereby, do any of the following: (a) increase or extend the Commitments of such Lender, (b) reduce the principal of, or interest on, the Advances or any fees or other amounts payable by the Borrower to such Lender hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable such Lender hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitment of such Lender, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or (e) amend this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by 100% of the Lenders, modify the pro rata provisions of this Agreement in a manner that would alter the pro rata sharing of payments required thereby; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement. This Agreement and the agreement referred to in Section 2.03(b) constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrower shall have jointly identified (each in its sole discretion) an obvious error or omission of a technical or immaterial nature in any provision of this Agreement, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party hereto if the same is not objected to in
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writing by the Majority Lenders within five Business Days following the posting of such amendment to the Lenders.

Section 8.02    Notices, Etc.

(a)    Subject to Section 8.02(b), all notices and other communications provided for hereunder shall be in writing (including facsimile) and shall be mailed, emailed or delivered by hand:

(i)    if to the Borrower:

CNA Financial Corporation
151 N. Franklin Street, 15th Floor
Chicago, Illinois 60606
Attention: Treasurer
Telephone No.: 312-822-5533
E-mail: AmyC.Adams@cna.com

with a copy to:

CNA Financial Corporation
151 N. Franklin Street, 15th Floor
Chicago, Illinois 60606
Attention: Assistant Treasurer
Telephone No.: 312-822-2272
E-mail: Amanda.Liebl@cna.com

(ii)    if to the Administrative Agent:

Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd.
Mail Code: D1109-019
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone No.: 704-590-2706
Facsimile No.: 704-590-2790
E-mail: agencyservices.requests@wellsfargo.com

with a copy to:

Wells Fargo Bank, National Association
90 South Seventh Street
Minneapolis, MN 55402
Attention: Kristina Trepanier
Telephone No.: 612-667-0014
E-mail: Kristina.trepanier@wellsfargo.com

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(iii)    if to any Lender, at the Applicable Lending Office specified in the Administrative Questionnaire of such Lender;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.

(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication including by posting such notices or communications on internet or intranet websites such as SyndTrak or a substantially similar electronic transmission system (the “Platform”) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    All notices and communications hereunder shall be deemed to have been duly given or made (i) if hand delivered, when so delivered, (ii) if mailed notices, three Business Days after being deposited in the mail, postage prepaid, (iii) if sent to an e-mail address, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (iv) if posted to an internet or intranet website, upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (iii) of notification that such notice or communication is available and identifying the website address therefor; provided that (x) notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent; and (y) any notice or other communication that is not given (as described above) during normal business hours of the recipient shall be deemed to have been given at the opening of business on the next business day for the recipient.

(d)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ADEQUACY OR COMPLETENESS OF THE PLATFORM AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMMUNICATIONS EFFECTED THEREBY. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH ANY SUCH COMMUNICATIONS OR THE PLATFORM. In no event shall the Administrative Agent have any liability to the Borrower, any Subsidiary of the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise), arising out of the transmission of any notices or communications through the Platform,
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other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Administrative Agent, or any of its Affiliates as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Section 8.03    No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04    Costs, Expenses and Indemnification.

(a)    The Borrower agrees to pay and reimburse on demand all reasonable and documented costs and expenses of the Administrative Agent and the Arrangers in connection with (i) the arrangement and syndication of the credit facility established hereby and (ii) the preparation, execution, delivery, administration, modification and amendment of this Agreement and the other documents to be delivered hereunder, including the reasonable and documented fees and out-of-pocket expenses of a single counsel for the Administrative Agent and the Arrangers with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable and documented costs and expenses, if any (including reasonable and documented counsel fees and expenses of the Administrative Agent and the Lenders), incurred by the Administrative Agent or any Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a); provided that the Borrower will be responsible for the fees and expenses of only one counsel for the Lenders (in addition to counsel for the Administrative Agent) except to the extent that such counsel determines that an actual or potential conflict of interest requires separate counsel.

(b)    The Borrower hereby agrees to indemnify the Administrative Agent, each Arranger, each Lender and each of their respective Affiliates and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all direct claims, damages, losses, liabilities, penalties and reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense with respect thereto arising out of or in connection with or relating to this Agreement or the transactions contemplated hereby or any use made or proposed to be made with the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its shareholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto, and whether or not any of the conditions precedent set forth in Article III are satisfied or the other transactions contemplated by this Agreement are consummated, except to the extent such direct
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claims, damages, losses, liabilities, penalties or expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party, (y) result from a claim brought by the Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and that is brought by an Indemnified Party against another Indemnified Party (other than against an Arranger or the Administrative Agent in their capacities as such).

The Borrower hereby further agrees that none of the Administrative Agent (or any sub-agent thereof), the Arrangers, any Lender, or any Related Party of any of the foregoing persons (each such person being called an “Released Person”) shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower for or in connection with or relating to this Agreement or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Advances, except to the extent such liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Released Person. To the fullest extent permitted by applicable law, the Borrower shall not assert and the Borrower hereby waives, any claim against any Released Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof. No Released Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including IntraLinks, SyndTrak or similar systems) in connection with this Agreement or the transactions contemplated hereby, except as a result of such Released Person’s gross negligence, willful misconduct or breach in bad faith of its obligations hereunder, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c)    To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any director, officer, employee, agent, affiliate, advisor or representative thereof of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such director, officer, employee, agent, affiliate, advisor or representative thereof, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Exposures at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any director, officer, employee, agent, affiliate, advisor or representative of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
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(d)    If any payment of principal of, or Conversion or Continuation of, any SOFR Advance is made other than on the last day of an Interest Period for such Advance as a result of any optional or mandatory prepayment, acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses (other than loss of profit) which it may actually incur as a result of such payment, Continuation or Conversion and the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. A certificate as to the amount of such losses, costs and expenses, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. All of the obligations of the Borrower under this Section 8.04(d) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

Section 8.05    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 8.06    Assignments and Participations.

(a)    Each Lender may assign to one or more banks or other entities, with notice to and the consent of the Administrative Agent and, unless (i) an Event of Default shall have occurred and be continuing or (ii) such assignment is to an existing Lender, an Affiliate of a Lender or an Approved Fund, the Borrower (such consents not to be unreasonably withheld), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided that:

(i)    each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assigning Lender under this Agreement,

(ii)    except in the case of an assignment by a Lender to one of its Affiliates or to another Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (unless the Borrower and the Administrative Agent otherwise agree) be less than the lesser of (x) such Lender’s Commitment hereunder and (y) $10,000,000 or an integral multiple of $1,000,000 in excess thereof,

(iii)    each such assignment shall be to an Eligible Assignee,
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(iv)    the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and

(v)    the parties to each such assignment (other than the Borrower) shall deliver to the Administrative Agent a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)    Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed (and
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the Borrower and the Administrative Agent shall have consented to the relevant assignment) and is in substantially the form of Exhibit B, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(d)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of each of the Lenders and, with respect to Lenders, the Commitment of, and principal amount (and stated interest) of the Advances owing to, each such Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for the purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)    Each Lender may sell participations to one or more Persons (excluding any Persons primarily engaged in the insurance or mutual fund business) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it) (each, a “Participant”); provided, however, that (i) such Lender’s obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) in any proceeding under any Debtor Relief Law in respect of the Borrower, such Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of such Lender (whether such rights or obligations are for such Lender’s own account or for the account of any participant) and (v) no participant under any such participation agreement shall have any right to approve any amendment or waiver of any provision of this Agreement, or to consent to any departure by the Borrower therefrom, except to the extent that any such amendment, waiver or consent would (x) reduce the principal of, or interest on, the Advances, in each case to the extent the same are subject to such participation, or (y) postpone any date fixed for the payment of principal of, or interest on, the Advances, in each case to the extent the same are subject to such participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations hereunder (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat
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each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)    Any Lender may, in connection with any permitted assignment or participation or proposed assignment or participation pursuant to this Section 8.06 and subject to the provisions of Section 8.12, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries or Affiliates furnished to such Lender by or on behalf of the Borrower.

(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time, without the consent of the Administrative Agent or the Borrower, assign to an Affiliate of such Lender (excluding any Affiliate of such Lender primarily engaged in the insurance or mutual fund business) all or any portion of its rights (but not its obligations) under this Agreement.

(i) (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “DQ Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable DQ Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause shall not be void, but the other provisions of this clause shall apply.

(ii)    If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable DQ Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate the Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Commitment, and/or (B) require such Disqualified Institution to assign, without
16605535v6 24740.00262                80

recourse (in accordance with and subject to the restrictions contained in this Section 8.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan, (2) if such Disqualified Institution does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the applicable bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)    The Administrative Agent may, and upon request from any Lender shall, and the Borrower hereby expressly authorizes the Administrative Agent to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform and/or (B) provide the DQ List to each Lender requesting the same.

Section 8.07    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an
16605535v6 24740.00262                81

inconvenient forum. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.08    Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.09    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart hereof may be executed and delivered via telecopier or e-mail (in a pdf or similar file), and each such counterpart so executed and delivered shall have the same force and effect as an originally executed and delivered counterpart hereof.

Section 8.10    Survival. The obligations of the Borrower under Sections 2.02(b), 2.12, 2.15 and 8.04, and the obligations of the Lenders under Section 7.05, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by any Notice of Borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Advance, any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

Section 8.11    Waiver of Jury Trial. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.12    Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower or any of its Subsidiaries or Affiliates pursuant to this Agreement in confidence and for use in connection with this Agreement, including for use in connection with its rights and remedies hereunder, except for disclosure (a) to its Affiliates and to its legal counsel, accountants, and other professional advisors and (provided that they are advised of the confidential nature of the information and obligated to keep such information confidential) to its and its Affiliates’ directors, officers, employees, agents, and advisors, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Affiliates, (c) as requested pursuant to or as required by law, regulation, or legal process, (d) in connection with the exercise of any remedies hereunder or any action or proceeding
16605535v6 24740.00262                82

relating to this Agreement or the enforcement of rights hereunder, (e) to a proposed assignee or participant permitted under Section 8.06 which shall have agreed in writing for the benefit of the Borrower and its Subsidiaries and Affiliates to keep such disclosed confidential information confidential in accordance with this Section, (f) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (g) with the consent of the Borrower, (h) to any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder which shall have agreed in writing for the benefit of the Borrower and its Subsidiaries and Affiliates to keep such disclosed confidential information confidential in accordance with this Section or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower to the extent such source did not obtain or disclose such information in violation of any confidentiality agreement.

Section 8.13    Nonliability of Lenders; No Fiduciary Relationship.

(a)    The relationship between the Borrower and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

(b)    The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, its Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, any Lender or any of their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 8.14    USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 8.15    Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of
16605535v6 24740.00262                83

the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Borrower, electronic images of this Agreement (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signature pages thereto.

Section 8.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

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(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 8.17    Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 8.17, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:
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(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 8.18    Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Agreement, effective from and after the Effective Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Effective Date, the credit facilities described in the Existing Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Advances, together with any Advances funded on the Effective Date, reflect the respective Commitment of the Lenders hereunder.

[The remainder of this page has intentionally been left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CNA FINANCIAL CORPORATION

By: /s/ Scott R. Lindquist
Name: Scott R. Lindquist
Title: Executive Vice President and Chief Financial Officer

By: /s/ Amy M. Smith
Name: Amy M. Smith
Title: Senior Vice President and Chief Accounting Officer

Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By: /s/ Kristina Trepanier
Name: Kristina Trepanier
Title: Vice President

Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as a Lender and as Syndication Agent

By: /s/ Kristen M. Murphy
Name: Kristen M. Murphy
Title: Vice President

Second Amended and Restated Credit Agreement

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ James R. Cribbet
Name: James R. Cribbet
Title: SVP

Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By: /s/ Chelsea Liu
Name: Chelsea Liu
Title: Vice President

Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By: /s/ Andrew Asmodeo
Name: Andrew Asmodeo
Title: Authorized Signer

Second Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By: /s/ Peter Bickford
Name: Peter Bickford
Title: Vice President

Second Amended and Restated Credit Agreement

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Peter Romanchuk
Name: Peter Romanchuk
Title: Vice President, Banker

Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Joshua Metcalf
Name: Joshua Metcalf
Title: Vice President

Second Amended and Restated Credit Agreement

SCHEDULE I

Lenders and Commitments

Lender	Commitment
Wells Fargo Bank, National Association	$47,000,000
JPMorgan Chase Bank, N.A.	$47,000,000
Associated Bank, National Association	$26,000,000
Bank of America, N.A.	$26,000,000
Barclays Bank PLC	$26,000,000
Citibank, N.A.	$26,000,000
The Northern Trust Company	$26,000,000
U.S. Bank National Association	$26,000,000
Total	$250,000,000

Schedule I

SCHEDULE II

Existing Liens

None.

16605535v6 24740.00262

EXHIBIT A

NOTICE OF BORROWING

Wells Fargo Bank, National Association,
as Administrative Agent for the
Lenders parties to the Credit
Agreement referred to below
[ ]
[ ]
Attention: [ ]

[Date]

Ladies and Gentlemen:

The undersigned, CNA Financial Corporation (the “Borrower”), refers to the Second Amended and Restated Revolving Credit Agreement, dated as of December 6, 2023 (as from time to time amended, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Wells Fargo Bank, National Association, as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i)    The Business Day of the Proposed Borrowing is ___________ __, _____.

(ii)    The Type of Advances initially comprising the Proposed Borrowing is [Base Rate Advances] [SOFR Advances].

(iii)    The aggregate amount of the Proposed Borrowing is $__________.

[(iv) The initial Interest Period for each Advance made as part of the Proposed Borrowing is ______ month[s]]1.

[(v) The Term SOFR Adjustment is 0.10% per annum.]2

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a)    each of the representations and warranties contained in Section 4.01 (excluding the Excluded Representations) is correct in all material respects,
1 For SOFR Advances only.
2     For SOFR Advances only.
Notice of Borrowing

before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

(b)    no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or, to the best of the undersigned’s knowledge, a Default.

Very truly yours,

CNA FINANCIAL CORPORATION

By ______________________________
Name:
Title:

By __________________________
Name:
Title:

Notice of Borrowing

EXHIBIT B

ASSIGNMENT AND ACCEPTANCE

Dated ____________ __, _____

Reference is made to the Second Amended and Restated Revolving Credit Agreement, dated as of December 6, 2023 (as from time to time amended, the “Credit Agreement”) among CNA Financial Corporation, a Delaware corporation (the “Borrower”), the Lenders (as defined in the Credit Agreement) and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein with the same meaning.

_____________ (the “Assignor”) and _____________ (the “Assignee”) agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including such interest in the Assignor’s Commitment and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Advances owing to the Assignee will be as set forth in Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together
Assignment and Acceptance

with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Applicable Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the IRS certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].1

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee and the consent of the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the “Effective Date”).

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

1 If the Assignee is organized under the laws of a jurisdiction outside the United States.
Assignment and Acceptance

SCHEDULE 1
to
ASSIGNMENT AND ACCEPTANCE

Percentage assigned to Assignee _______________%

Assignee’s Commitment $______________

Aggregate outstanding principal

amount of Advances assigned $______________

Effective Date (if other than

date of acceptance by

Administrative Agent) __________ __, _____

[NAME OF ASSIGNOR], as Assignor

By______________________________

Name:

Title:

Annex 1 to Assignment and Assumption

[NAME OF ASSIGNEE], as Assignee
By______________________________

Name:

Title:

Applicable Lending Office for Base Rate Advances:

Applicable Lending Office for SOFR Advances:

* This date should be no earlier than the date of acceptance by the Administrative Agent.

Accepted this ____ day
of _______, _____

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By_____________________

Name:

Title:

CONSENTED TO:

CNA FINANCIAL CORPORATION

By_____________________

Name:

Title:

By_____________________

Name:

Title:
Annex 1 to Assignment and Assumption

EXHIBIT C

[RESERVED]

Opinion of Counsel of the Borrower

EXHIBIT D

COMPLIANCE CERTIFICATE

To: The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to the Second Amended and Restated Revolving Credit Agreement dated as of December 6, 2023 (as amended, modified, renewed or extended from time to time, the “Credit Agreement”) among the Borrower, the banks named therein and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the duly elected or appointed [ ] of the Borrower;

2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of_________, 20__.

Compliance Certificate

SCHEDULE I TO COMPLIANCE CERTIFICATE

Schedule of Compliance as of
with Provisions of Sections 5.01(m) and 5.01(n) of
the Credit Agreement

1.    Section 5.01(m) - Consolidated Capitalization Ratio

A.    Aggregate Specified Indebtedness                $

B.    Consolidated Capitalization

(i)    Aggregate Specified Indebtedness            $

(ii)    Consolidated Net Worth:                $

(iii)    Sum of (i) and (ii)                    $

C.    Ratio of A to B                         :1.0

D.    Permitted Ratio                     Not greater than
0.35:1.0

Complies Does Not Comply

2.    Section 5.01(n) - Minimum Consolidated Net Worth

A.    Consolidated Net Worth                    $

B.    Minimum Consolidated Net Worth:             $8,650,000,000

C.    Required Comparison:                         A > B

Complies Does Not Comply

Schedule I to Compliance Certificate

EXHIBIT E

[FORM OF]

PROMISSORY NOTE

New York, New York
[Date]

For value received, [NAME OF BORROWER], a [ ] corporation (the “Borrower”), promises to pay to the order of [name of Lender] (the “Lender”) (i) the unpaid principal amount of each Advance made by the Lender to the Borrower under the Credit Agreement referred to below, when and as due and payable under the terms of the Credit Agreement, and (ii) interest on the unpaid principal amount of each such Advance on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made to the accounts specified in the Credit Agreement, in immediately available funds.

All Advances made by the Lender, and all repayments of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the promissory notes issued pursuant to the Second Amended and Restated Revolving Credit Agreement dated as of December 6, 2023, among CNA Financial Corporation, the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

This note shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF BORROWER],

By ______________________________
Name:
Title:

By ______________________________
Name:
Title:

Promissory Note

SCHEDULE OF ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Repaid	Unpaid Principal Balance	Notations Made By

Promissory Note

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit Agreement dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CNA Financial Corporation, the Lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit Agreement dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CNA Financial Corporation, the Lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit Agreement dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CNA Financial Corporation, the Lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit Agreement dated as of December 6, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CNA Financial Corporation, the Lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Advance(s) (as well as any Note(s) evidencing such Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Advance(s) (as well as any Note(s) evidencing such Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:
Title:
Date: ________ __, 20[ ]